                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                            Madison Gas and Electric
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                                                                  March 31, 2000

Dear MGE Shareholder:

     It is our pleasure to invite you to attend our 2000 Annual Meeting of Shareholders to be held on Tuesday, May 9, 2000, at 11:00 a.m., local time, in the Exhibition Hall of the Dane County Exposition Center, 1919 Expo Way, Madison, Wisconsin (see the map on the back cover).

     At the meeting we will ask you to consider and vote upon the election of three Class II directors to hold office until 2003. We will discuss last year's performance, comment on items of interest to you and Madison Gas and Electric Company (MGE), and respond to your questions. Following the meeting, we will be available to answer any additional questions you may have.

     YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO SIGN AND DATE YOUR PROXY CARD AND MAIL IT BACK TO US PROMPTLY even if you plan to attend the meeting. You may revoke your proxy at the meeting and vote your shares in person if you wish.

     We look forward to seeing you at the meeting.

                                         Very truly yours,

                                         [DAVID C. MEBANE]
                                         DAVID C. MEBANE
                                         Chairman of the Board

                                         [GARY J. WOLTER]
                                         GARY J. WOLTER
                                         President and Chief Executive Officer

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                      OF MADISON GAS AND ELECTRIC COMPANY

DATE: Tuesday, May 9, 2000

TIME: 11:00 a.m., local time

PLACE:Exhibition Hall
      Dane County Exposition Center
      1919 Expo Way
      Madison, Wisconsin

PURPOSE:

- To elect three Class II directors to terms of office expiring at the 2003 Annual Meeting of Shareholders; and

- To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 1, 2000, are entitled to vote at the meeting.

     The matters to be acted upon at the meeting are described in the accompanying proxy statement.

                                           By order of the Board of Directors

                                           MARK A. FRANKEL
                                           Vice President, General Counsel,
                                           and Secretary
March 31, 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
MADISON GAS AND ELECTRIC COMPANY............................      1
THE ANNUAL MEETING..........................................      1
  Attending the Annual Meeting..............................      1
  This Proxy Statement......................................      1
  Voting....................................................      2
  Street Name Holders.......................................      2
  Record Holders............................................      2
  Matters to Be Considered..................................      2
  Quorum Requirement........................................      2
  The Vote Necessary for Action to Be Taken.................      3
  Revocation of Proxies.....................................      3
ELECTION OF DIRECTORS.......................................      3
BENEFICIAL OWNERSHIP OF COMMON STOCK........................      5
MEETINGS AND COMMITTEES OF THE BOARD........................      6
DIRECTOR COMPENSATION.......................................      7
EXECUTIVE COMPENSATION......................................      7
  Summary Compensation Table................................      7
  Report on Executive Compensation..........................      8
  Company Performance.......................................     11
  Pension Plan and Supplemental Retirement Plan.............     13
  Deferred Compensation Plan................................     14
  Severance Plans...........................................     14
OTHER INFORMATION...........................................     15
  Expenses of Solicitation..................................     15
  Shareholder Proposals for the 2001 Annual Meeting.........     15
  Other Matters.............................................     16
MAP IS ON BACK COVER

                        MADISON GAS AND ELECTRIC COMPANY
                           -------------------------

     MGE is an investor-owned public utility with executive offices located at 133 South Blair Street, Madison, Wisconsin 53703. Our telephone number is (608) 252-7000. Our Web site is located at www.mge.com on the Internet.

                               THE ANNUAL MEETING

ATTENDING THE ANNUAL MEETING

     Our annual meeting will be held on Tuesday, May 9, 2000, at 11:00 a.m. in the Exhibition Hall of the Dane County Exposition Center, 1919 Expo Way, Madison, Wisconsin. If you plan to attend the meeting, please fill out the enclosed reservation form and return it with your proxy card so we may have an indication of the number of shareholders planning to attend the meeting. If your shares are held through a broker or its nominee and you would like to attend the meeting, please see "Voting -- Street Name Holders" below.

THIS PROXY STATEMENT

     We sent you our proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the meeting. If you own MGE common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting our Shareholder Services Department toll-free at 1-800-356-6423 if calling from within the Continental United States and at (608) 252-4744 if calling from the Madison area.

     On March 31, 2000, we began mailing these proxy materials to all shareholders of record at the close of business on March 1, 2000. On the record date of March 1, 2000, there were 16,192,272 shares of common stock outstanding and entitled to vote.

     At the 1985 Annual Meeting of Shareholders, shareholders approved an amendment to our Articles of Incorporation limiting the voting power of any shareholder who acquires more than 10 percent of our outstanding voting stock. To our knowledge, this limitation does not currently apply to any shareholder. At the present time, each share of common stock will be entitled to one vote at the meeting. For those shareholders who are participants in our Dividend Reinvestment and Direct Stock Purchase Plan (Investors Plus Plan), the shares you have accumulated in the plan are held by the administrator under the nominee name of Whimm & Co., and those shares, including your reinvestment shares, will be voted in accordance with your direction given on your proxy.

                                     VOTING

STREET NAME HOLDERS

     If you own shares through a broker, the registered holder of those shares is the broker or its nominee. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified by your broker. Your broker will tabulate the votes it has received and submit a proxy card to us reflecting the votes of the street name holders. If you plan to attend the annual meeting and vote your street name shares in person, you should contact your broker to obtain a broker's proxy card and MGE's Shareholder Services to make a reservation for the meeting.

RECORD HOLDERS

     You can vote in person at the meeting or by proxy. By giving us your proxy, you are authorizing the individuals named on our proxy card (the proxies) to vote your shares in the manner you indicate. You may:

     - Vote for the election of all three of our director nominees;

     - Withhold authority to vote for all three of the director nominees; or

     - Vote for the election of one or two of our director nominees and withhold authority to vote for the other nominee(s) by so indicating on the proxy card.

     If you sign and return our proxy card without indicating your instructions and without indicating expressly you are not voting some or all of your shares, your shares will be voted for the election of all three director nominees.

     The signature on the proxy card should correspond exactly with the name of the shareholder as it appears on the proxy card. Where stock is registered in the name of two or more persons, all such persons should sign the proxy. If you sign a proxy card as an attorney, officer, personal representative, administrator, trustee, guardian, or similar capacity, please indicate your full title in such capacity.

MATTERS TO BE CONSIDERED

     At the meeting, shareholders will:

     - Elect three Class II directors to terms of office expiring at the 2003 Annual Meeting of Shareholders; and

     - Transact any other business properly raised.

QUORUM REQUIREMENT

     A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the meeting are present in person or by proxy, a quorum will exist. In order to assure the presence of a quorum, please sign and return your proxy card promptly in the enclosed postage-paid envelope, even if you plan to attend the meeting. Abstentions and broker nonvotes are counted as present for establishing a quorum. A broker nonvote occurs when a broker votes on some matter on the proxy card, but not on others because the broker does not have the authority to do so.

THE VOTE NECESSARY FOR ACTION TO BE TAKEN

     If a quorum is present, the three persons receiving the greatest number of votes will be elected to serve as Class II directors. Accordingly, withholding authority to vote for a director and nonvotes with respect to the election of directors will not affect the outcome of the election of directors.

REVOCATION OF PROXIES

     If you are a registered holder of common stock, you may revoke your proxy by giving written revocation to MGE's Corporate Secretary at any time before your proxy is voted, by executing a later-dated proxy card which is voted at the meeting, or by attending the meeting and voting your shares in person. If your shares are held by a broker, you must contact your broker to revoke your proxy. Attendance at the meeting will not automatically revoke your proxy.

                             ELECTION OF DIRECTORS

     The Board of Directors consists of nine directors divided into three classes, each class having three directors, with one class being elected each year for a term of three years.

     Messrs. Swanson, Nevin, and Wolter are currently Class II directors whose terms expire at the 2000 Annual Meeting. They have been nominated for reelection to serve as Class II directors for three-year terms, to expire at the 2003 Annual Meeting and upon the election and qualification of their successors.

     Each of the nominees has indicated a willingness to serve if elected, and the Board has no reason to believe that any nominee will be unavailable. If any nominee should become unable to serve, it is presently intended that your proxy will be voted for a substitute nominee designated by the Board.

     Mrs. Biddick is currently a Class I director whose term would normally expire at the 2002 Annual Meeting. Under MGE director retirement guidelines, nonofficer directors must retire from the Board no later than the annual meeting following their 73rd birthday. Therefore, Mrs. Biddick would be required to retire at the 2000 meeting. The Board wishes to make an exception to the guidelines and has asked Mrs. Biddick to continue to serve as a Class I director until the term to which she has been elected expires at the annual meeting in 2002 or until her earlier resignation.

     The following table sets forth certain information about the nominees and the current directors who will continue in office after the meeting.

                                                                DIRECTOR
            NAMES (AGES) AND BUSINESS EXPERIENCE                 SINCE
            ------------------------------------                --------
Nominees (Class II) -- Term Expiring in 2003
H. LEE SWANSON (62), Cross Plains, Wisconsin................      1988
  Chief Executive Officer, President, and Director of the
  State Bank of Cross Plains, with which he has been
  associated for more than 34 years; also director of Chorus
  Communications Group and the Federal Home Loan Bank of
  Chicago.
JOHN R. NEVIN (57), Madison, Wisconsin......................      1998
  Associate Dean of Master's Programs; Director, Grainger
  Center for Supply Chain Management, and Grainger Wisconsin
  Distinguished Professor, School of Business, University of
  Wisconsin-Madison, where he has been a faculty member for
  29 years.
GARY J. WOLTER (45), Madison, Wisconsin.....................      2000
  President and Chief Executive Officer of MGE, of which he
  has been an officer since 1989 and an employee since 1984.
Members of the Board of Directors Continuing in Office
  Class III -- Term Expiring in 2001
RICHARD E. BLANEY (63), Madison, Wisconsin..................      1974
  Retired President of Richard Blaney Seeds Inc., sellers of hybrid seed corn, with which he was associated for more
  than 9 years.
FREDERIC E. MOHS (63), Madison, Wisconsin...................      1975
  Partner in the law firm of Mohs, MacDonald, Widder &
  Paradise, of which he has been a member since 1968.
F. CURTIS HASTINGS (54), Madison, Wisconsin.................      1999
  President of J. H. Findorff & Son, Inc., and Findorff,
  Inc., commercial and industrial general contractors and
  design builders, with which he has been associated for 29
  years; also director of National Guardian Life Insurance
  Co.
Class I -- Term Expiring in 2002
JEAN M. BIDDICK (73), Madison, Wisconsin....................      1982
  Retired Chief Executive Officer of Neesvig's Inc., a
  wholesale meat company, with which she was associated for
  more than 27 years.
DAVID C. MEBANE (66), Madison, Wisconsin....................      1984
  Chairman of the Board of Directors of MGE, of which he has been an officer since 1980; also director of First Federal
  Capital Corp., a bank holding company.
REGINA M. MILLNER (56), Madison, Wisconsin..................      1996
  Attorney, analyst and broker for more than 21 years; her
  firm, RMillner & Co., S.C., specializes in complex real
  estate projects and provides consulting services for
  private clients and governmental agencies; also director
  of Meriter Hospital and Health Services.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table lists the beneficial ownership of common stock of each director and nominee, the individuals named in the summary compensation table, the directors and executive officers as a group, and each person known by MGE to be the beneficial owner of more than 5 percent of the outstanding shares of common stock. In each case the indicated owner has sole voting power and sole investment power with respect to the shares shown except as noted.

                                                                      PERCENT OF
                                           NUMBER OF SHARES          OUTSTANDING
                 NAME                     BENEFICIALLY OWNED         COMMON STOCK
                 ----                     ------------------         ------------
Jean M. Biddick.......................           4,189                     *
Richard E. Blaney.....................           1,505                     *
Terry A. Hanson.......................           3,294(1)(2)               *
F. Curtis Hastings....................           1,702                     *
Thomas R. Krull.......................          11,954(1)(2)               *
David C. Mebane.......................           9,888(1)(2)               *
Regina M. Millner.....................             924                     *
Frederic E. Mohs......................           1,891(3)                  *
John R. Nevin.........................             900                     *
H. Lee Swanson........................           3,150                     *
Mark C. Williamson....................           3,456(1)(2)               *
Gary J. Wolter........................           4,887(1)(2)               *
All directors and executive officers
   as a group (19)....................          59,716(2)                  *
Marshall & Ilsley Corporation.........         889,625(4)               5.53
   770 North Water Street
   Milwaukee, Wisconsin 53202

-------------------------
 *  Less than 1 percent.

(1) Messrs. Hanson, Krull, Mebane, Williamson, and Wolter are directors of Madison Gas and Electric Company Foundation, Inc., and as such have shared voting and investment power in an additional 12,000 shares of common stock held by the Foundation.

(2) Includes common stock held under the two employee stock ownership plans for the account of executive officers of MGE with respect to which such persons have sole voting but no investment power: Mr. Hanson, 453 shares; Mr. Krull, 7,205 shares; Mr. Mebane, 5,804 shares; Mr. Williamson, 15 shares; Mr. Wolter, 94 shares; and directors and executive officers as a group, 16,624 shares.

(3) Includes 628 shares of common stock with respect to which Mr. Mohs is trustee of a trust for the benefit of his children.

(4) Marshall & Ilsley Trust Company is the Trustee of the MGE employee stock ownership plans. Marshall & Ilsley Corporation (M&I), as a parent holding company, filed a Schedule 13G to report beneficial ownership by it and four subsidiaries of shares of common stock. Based on information contained in the Schedule 13G, this includes shares as to which M&I has or shares voting and investment power as follows: sole voting power as to 124,129 shares; shared voting power as to 765,271 shares (as to which beneficial ownership is disclaimed as to 756,909 shares held in one or more employee benefit plans); sole investment power as to 127,679 shares; and shared investment power as to 761,946 shares (as to which beneficial ownership is disclaimed as to 756,909 shares held in one or more employee benefit plans).

                      MEETINGS AND COMMITTEES OF THE BOARD

     MGE has an Audit Committee, a Compensation Committee, an Executive Committee, and a Personnel Committee.

     The following table sets forth the membership of each committee:

                                                        AUDIT      COMPENSATION    EXECUTIVE    PERSONNEL
                       NAME                           COMMITTEE     COMMITTEE      COMMITTEE    COMMITTEE
                       ----                           ---------    ------------    ---------    ---------
Jean M. Biddick...................................        X              X             X
Richard E. Blaney.................................        X              X             X
F. Curtis Hastings................................        X                                         X
David C. Mebane...................................                                     X            X
Regina M. Millner.................................        X                                         X
Frederic E. Mohs..................................        X              X*            X            X
John R. Nevin.....................................        X                                         X
H. Lee Swanson....................................        X*                           X            X

-------------------------
* Chairperson

     The Board of Directors met 12 times during 1999. All directors attended at least 75 percent of the aggregate number of meetings of the Board and the committees on which the director served.

     The Audit Committee's function is to meet with MGE's internal auditors and independent public accountants and discuss with them the scope and results of their audits, accounting practices, and the adequacy of MGE's internal controls. The Audit Committee also approves services performed by MGE's independent public accountants. The Audit Committee held two meetings during 1999 and adopted a new charter in 2000.

     The function of the Compensation Committee is to review the salaries, fees, and other benefits of officers and directors and recommend compensation adjustments to the Board. The Compensation Committee held two meetings during 1999.

     The Executive Committee acts in lieu of the full Board and between meetings of the Board. The Executive Committee has the powers of the Board in the management of the business and affairs of MGE, except action with respect to dividends to shareholders, election of principal officers, or the filling of vacancies on the Board or committees created by the Board. The Executive Committee did not meet during 1999.

     The Personnel Committee makes recommendations with respect to the election of MGE directors and officers. Nominations for the Board by shareholders, which are submitted to the Chief Executive Officer and/or President of MGE in the manner described under "Other Information -- Shareholder Proposals for the 2001 Meeting" will be considered by the Personnel Committee, the Board, or the Chief Executive Officer. The Personnel Committee held two meetings during 1999.

                             DIRECTOR COMPENSATION

     In 1999 directors who were not employees of MGE received an annual retainer of $13,000, plus $800 for each Board meeting attended and $350 for each Audit, Compensation, Executive, or Personnel Committee meeting attended. Neither Mr. Mebane nor Mr. Wolter receive additional compensation for serving as a director.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation for 1997, 1998, and 1999 of the Chief Executive Officer and four other executive officers serving as executive officers on December 31, 1999, whose salary exceeded $100,000 for 1999.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                  -------------------------------   ---------------------------------
                                                                            AWARDS            PAYOUTS
                                                                    -----------------------   -------
                                                                                 SECURITIES
                                                     OTHER ANNUAL   RESTRICTED   UNDERLYING    LTIP      ALL OTHER
   NAME AND PRINCIPAL             SALARY    BONUS    COMPENSATION     STOCK       OPTIONS     PAYOUTS   COMPENSATION
        POSITION           YEAR     ($)      ($)         ($)        AWARDS($)       (#)         ($)        ($)(6)
   ------------------      ----   ------    -----    ------------   ----------   ----------   -------   ------------
David C. Mebane(1).......  1999   337,036   17,500        0             0            0           0         10,892
  Chairman of the Board    1998   303,736   14,000        0             0            0           0          8,226
                           1997   287,316        0        0             0            0           0          8,857
Gary J. Wolter(2)........  1999   219,780   17,500        0             0            0           0          8,677
  President and            1998   192,356   14,000        0             0            0           0          7,584
  Chief Executive Officer  1997   176,612        0        0             0            0           0          6,171
Mark C. Williamson(3)....  1999   219,604   17,500        0             0            0           0          8,733
  Executive Vice           1998   191,528   14,000        0             0            0           0          8,325
    President
  and Chief Strategic      1997   174,984        0        0             0            0           0          3,114
  Officer
Thomas R. Krull(4).......  1999   149,332   15,000        0             0            0           0          4,268
  Group Vice President     1998   131,204   12,000        0             0            0           0          3,981
                           1997   120,764        0        0             0            0           0          2,736
Terry A. Hanson(5).......  1999   148,776   15,000        0             0            0           0          6,632
  Vice President --        1998   130,260   12,000        0             0            0           0          6,450
  Finance                  1997   122,416        0        0             0            0           0          5,089

-------------------------
(1) Chairman, President and Chief Executive Officer until February 1, 2000.

(2) Senior Vice President -- Administration and Secretary until February 1, 2000, when he was promoted to President and Chief Executive Officer.

(3) Senior Vice President -- Energy Services until February 1, 2000, when he was promoted to Executive Vice President and Chief Strategic Officer.

(4) Vice President -- Gas and Electric Operations until February 1, 2000, when he was promoted to Group Vice President.

(5) Vice President and Treasurer until November 1, 1997, when he was promoted to Vice President -- Finance.

(6) All other compensation for 1999 amounts are company contributions to a 401(k) defined contribution plan, $148 for value attributable to a holiday gift, and pay for unused vacation. The 401(k) company contribution for 1999 was $4,800 for Mr. Mebane, $4,734 for Mr. Wolter, $4,800 for Mr. Williamson, $4,120 for Mr. Krull, and $3,938 for Mr. Hanson; the residual for each person in 1999 was pay for unused vacation for each officer, except Mr. Krull.

AGREEMENT WITH EXECUTIVE OFFICER

     In 1999, Chairman, President and Chief Executive Officer David C. Mebane indicated an intention to retire from MGE. The Board desired to continue Mr. Mebane's employment as an officer of MGE and advisor to the Board and senior management. The Board then entered into a contract with Mr. Mebane. The agreement provides for him to continue as an employee and serve as Chairman of the MGE Board, consultant and advisor to the Board and senior management, and Chairman of the MGE Foundation. Mr. Mebane has agreed to act as Chairman of the monthly Board meetings and the 2000 Annual Meeting. He will also review and approve official communications with shareholders and review major operational, financial, regulatory, public policy, and public affairs activities of MGE and provide the Board with a monthly assessment of the same. He will be responsible for corporate governance issues at the Board level. Mr. Mebane is prohibited from engaging in any other aspect of the gas and electric utility business in the state of Wisconsin during the term of the contract and for two years thereafter. The agreement runs from February 1, 2000, through February 1, 2001. The Chairman will be paid $310,000, plus standard benefits.

                        REPORT ON EXECUTIVE COMPENSATION

CORPORATE MISSION

     The mission of MGE is to provide quality gas and electric utility service to its customers at competitive rates; to meet all customers' gas, electric, and related energy needs; and to earn a reasonable return for investors. MGE is committed to maintaining the highest standards of corporate citizenship and fair treatment for all employees.

COMPENSATION PHILOSOPHY

     The principal goal of the MGE compensation program is to pay employees, including executive officers, at levels which are:

     - Reflective of how well MGE is achieving its corporate mission;

     - Consistent with MGE's current financial condition, earnings, rates, total shareholder return, and projected Consumer Price Index;

     - Reflective of individual performance and experience;

     - Competitive in the marketplace; and

     - Administered in a fair and consistent manner.

     Executive salaries are established within a salary range that reflects competitive salary levels for similar positions in similar-sized gas and electric utilities and other Wisconsin utilities. The utilities used for salary comparison are not the same companies included in the performance graph peer group in this proxy statement. The Upper Midwest combination utilities included in the performance graph peer group were selected to reflect utilities facing similar weather and economic conditions. Many of these companies are larger than MGE with much higher compensation structures.

When examining compensation peer groups, it was determined more appropriate to consider similar-sized utilities and other Wisconsin utilities.

     The midpoint (or middle) of an executive's salary range is approximately equal to the median salary level of the surveyed utilities. An executive's position in the range reflects his or her performance over a period of years in that position, the executive's experience in that position, and MGE performance.

     Specific individual or company performance targets are not set. Instead, an executive's salary within the salary range is determined by subjectively evaluating the individual's performance and experience and MGE's performance.

     While MGE's current compensation program has functional adequacy to retain and fairly compensate executives, the Compensation Committee and the full Board review the objectives of the executive compensation program on a continuing basis. Each year, the Compensation Committee reviews and recommends to the Board annual salaries, salary grades and ranges, and the overall salary program design for MGE's executives.

     From time to time the Compensation Committee considers awarding bonuses to MGE's executives in the form of cash and/or stock. These bonuses may be made for extraordinary company or individual performance, a desire to retain an executive by making that executive's compensation more competitive, aligning the long-term interests of executives with shareholders, and other reasons.

EXECUTIVE COMPENSATION

     Performance factors such as earnings, rates, shareholder return, and other available financial criteria were used in determining the CEO's and other executive officers' positions in his or her salary range. Other criteria such as gas and electric reliability and responsiveness to industry change were also examined.

     Officer salaries were set effective May 1, 1999. Among the significant achievements the Compensation Committee considered in setting the salary of the CEO and other senior executives were the following: 1998 earnings were strong despite lower gas sales resulting from one of the warmest years on record. A gas capacity release program generated new revenues, and MGE implemented a distributed generation program. An 83-MW natural gas peaking plant was negotiated, sited, and readied for construction. MGE constructed a 17-turbine wind farm which is the largest east of the Mississippi. MGE also maintained its strong AA bond rating.

     In 1999, MGE's earnings exceeded the budget forecast, despite lower gas margins because of another warm winter and the higher electric fuel costs resulting from Columbia Plant outages and higher purchased power costs. MGE was instrumental in shaping Wisconsin energy policy through the Governor's Reliability 2000 Act which will provide fair access for all to the transmission grid. MGE developed a new gas purchasing incentive program which will allow shareholders to receive up to $750,000 of additional earnings in 2000. MGE had the highest ten-year average annual return among the four major Wisconsin combination utilities.

     A compensation study was performed for MGE in 1999 by an independent compensation consultant. The study compared the pay level of key MGE executives to pay levels of general industry and pay levels of other utilities with revenues of approximately $250 million. The study showed that pay levels for MGE executives were generally below the median of salary and incentive compensation for both general industry and similar-sized utilities. Salary adjustments were made which moved MGE executives closer to the market median for their positions. In May of 1999, the CEO's annual salary was set at $330,000.

     A stock and cash bonus was granted to MGE officers based on 1999 performance. The bonus granted to the CEO and several other senior officers was $17,500. When determining whether to grant the bonus, the Compensation Committee in particular considered the performance factors noted above, together with the further alignment of the long-term interests of the executive officers and shareholders created by the stock portion of the bonus.

                                           Jean M. Biddick
                                           Richard E. Blaney
                                           Frederic E. Mohs

COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for MGE, Russell 2000, a Peer Group Industry Index, and the EEI Index weighted according to each company's market capitalization as of the beginning of each year.

                        MADISON GAS AND ELECTRIC COMPANY
                             FINANCIAL PERFORMANCE
                  CUMULATIVE FIVE-YEAR TOTAL RETURN COMPARISON
[PERFORMANCE GRAPH]

                                                MGE                RUSSELL 2000            PEER GROUP             EEI INDEX
                                                ---                ------------            ----------             ---------
1994                                           100.00                 100.00                 100.00                 100.00
1995                                           114.00                 127.00                 127.00                 131.00
1996                                           105.00                 155.00                 141.00                 133.00
1997                                           126.00                 204.00                 191.00                 169.00
1998                                           132.00                 191.00                 206.00                 192.00
1999                                           125.00                 188.00                 204.00                 157.00

 Assumes $100 invested on 12/31/94 in each of MGE's common stock, Russell 2000, the Industry Peer Group, and the EEI Index.
                 Total return assumes reinvestment of dividends

          ---------------------------------------
                    RUSSELL      PEER         EEI
           MGE       2000        GROUP      INDEX
          ---------------------------------------
1994      $100       $100        $100       $ 100
1995      $114       $127        $127       $ 131
1996      $105       $155        $141       $ 133
1997      $126       $204        $191       $ 169
1998      $132       $191        $206       $ 192
1999      $125       $188        $204       $ 157

     MGE has decided to use the EEI Index for the industry index comparison.

     Given the mergers in the electric utility industry, the original peer group has substantially changed and MGE believes a standard industry index will provide a better comparison.

     The Peer Group selected by the Company is composed of 13 Upper Midwest combination utilities:

AES Corp.
Alliant Energy Corp.
CMS Energy Corp.
DPL Inc. St.
Illinova Corp.
MidAmerican Energy Holding
Minnesota Power & Light
Northern States Power-MN
SIGCORP Inc.
Joseph Light & Power
Utilicorp United Inc.
Wisconsin Energy Corp.
WPS Resources Corp.

                        MADISON GAS AND ELECTRIC COMPANY
                             FINANCIAL PERFORMANCE
                        MGE VERSUS WISCONSIN PEER GROUP

    Note: This graph is for comparison purposes only. It is to show how the Company's Five-Year Total Return compares to the other Wisconsin utilities.
[PERFORMANCE GRAPH]

                                                                            MGE                           WI PEER GROUP
                                                                            ---                           -------------
1994                                                                       100.00                             100.00
1995                                                                       114.00                             125.00
1996                                                                       105.00                             116.00
1997                                                                       126.00                             138.00
1998                                                                       132.00                             154.00
1999                                                                       125.00                             117.00

 Assumes $100 invested on December 31, 1994, in each of the MGE's common stock and the
                     Wisconsin Utility Peer Group Average.
 The Wisconsin Peer Group average is weighted based on market capitalization at the beginning of the year.
                 Total return assumes reinvestment of dividends

             -------------------
                             WI
              MGE          PEER
                          GROUP
             -------------------
1994         $100          $100
1995         $114          $125
1996         $105          $116
1997         $126          $138
1998         $132          $154
1999         $125          $117

Wisconsin Peer Group: Wisconsin Energy Corp.
                Alliant Energy Corp.
                WPS Resources Corp.

PENSION PLAN AND SUPPLEMENTAL RETIREMENT PLAN

     MGE has a noncontributory qualified defined benefit pension plan covering its salaried employees. The amount of pension is based upon years of service and high 60-month average earnings in the ten years prior to retirement.

     The following table indicates the estimated maximum retirement benefits payable (unreduced for survivor protection) at the normal retirement age of 65 for specified compensation and years of service classifications. Substantially all compensation shown in the salary column of the summary compensation table is included in compensation under the pension plan, subject to any statutory regulations imposed by the Internal Revenue Code. Information in this table is based on the pension plan formula for years of service credit earned in 1986 and subsequent years. The retirement benefits are not subject to any reduction for Social Security benefits received by the employees or for any other offset amounts.

                             PENSION PLAN TABLE(1)

                                  ANNUAL PENSION AT NORMAL RETIREMENT AGE OF 65
                                    AFTER YEARS OF SERVICE INDICATED BELOW(2)
                          --------------------------------------------------------------
   FINAL FIVE-YEAR                                                              30 YEARS
AVERAGE ANNUAL SALARY     10 YEARS      15 YEARS      20 YEARS      25 YEARS    OR MORE
---------------------     --------      --------      --------      --------    --------
$100,000..............    $14,000       $21,000       $28,000       $35,000     $42,000
$140,000..............    $19,600       $29,400       $39,200       $49,000     $58,800
$170,000..............    $23,800       $35,700       $47,600       $59,500     $71,400

-------------------------
(1) The retirement benefits reflect limits imposed by the Internal Revenue Code on benefit amounts and covered compensation.

(2) The pension plan table does not reflect service credit prior to 1986 when the pension plan required employee contributions. The normal retirement pension for employees with service credits prior to 1986 will exceed the amounts shown in the pension plan table, depending on their years of pre-1986 service and contributions made to the pension plan.

     The estimated annual retirement benefit payable at normal retirement age of 65 under the pension plan formula (assuming continuation of 1999 compensation levels through retirement and taking into account employee contributions and service credits for 1985 and prior years) is $77,187 to Mr. Wolter, $72,940 to Mr. Williamson, $86,946 to Mr. Krull, and $62,232 to Mr. Hanson. At December 31, 1999, the annual retirement benefit payable to Mr. Mebane is $64,985.

     The full credited years of service under the pension plan are 23 for Mr. Mebane, 16 for Mr. Wolter, 14 for Mr. Williamson, 26 for Mr. Krull, and 18 for Mr. Hanson.

     Officers of MGE are also covered under a nonqualified supplemental retirement plan which provides a supplemental retirement benefit. The supplemental retirement benefit is a designated percentage ranging from 55 to 70 percent of the final 60-month average earnings less the benefit payable from the pension plan described above. The designated percentage is based on the officer's age at retirement. The estimated supplemental annual retirement benefit payable at normal retirement age of 65 under the supplemental retirement plan (assuming continuation of 1999 compensation levels through retirement) is $97,819 to Mr. Wolter, $81,066 to Mr. Williamson, $16,029 to Mr. Krull, and $35,057 to Mr. Hanson. At December 31, 1999, the annual supplemental retirement benefit payable to Mr. Mebane was $140,961.

DEFERRED COMPENSATION PLAN

     Officers of MGE are permitted to defer a portion of their current salary under a nonqualified deferred compensation plan initiated in 1984. Three officers contributed to the plan during 1999. Participants in the plan are entitled to receive deferred compensation upon termination of active employment. Deferred compensation under this plan does not constitute compensation as defined under the pension plan described above.

     MGE has entered into a trust agreement for the purpose of assuring the payment of its obligations under the supplemental retirement plan and deferred compensation plan. Under the trust agreement, in the event of a change in control or potential change in control of MGE, MGE will be obligated to deliver to the trustee cash or marketable securities having a value equal to the present value of the amounts which MGE is obligated to pay under such plans and the costs of maintaining the trust. "Change in control" is defined generally as the acquisition by any person, subject to certain exceptions, of beneficial ownership of 20 percent or more of the common stock; a change in the majority of the Board of Directors; certain mergers or similar transactions involving MGE's assets where, among other conditions, the current shareholders do not constitute at least 60 percent of the shareholders of the resulting or acquiring entity; or a liquidation of MGE.

SEVERANCE PLANS

     MGE has entered into severance agreements with certain key employees, including Messrs. Mebane, Wolter, Williamson, Krull, and Hanson. Under these agreements, each such employee is entitled to a severance payment following a change in control of MGE as defined above if, within 24 months after such change in control, employment with MGE is terminated by (i) MGE, (ii) the employee for good reason, or (iii) the employee for any reason during the 30-day period commencing one year after the date of change in control. Each agreement has a three-year initial term, but on the first anniversary of execution and each anniversary thereafter, the agreement is extended for an additional year, unless either MGE or the employee gives notice not to extend the agreement or a change in control of MGE has occurred. Severance payments will be equal to three times the employee's annual base salary plus three times the highest bonus paid during any of the five years preceding a change in control. If the employee receives severance benefits following a change in control, health, life, and disability benefits are continued for up to three years, and the employee will also be grossed up for any excise taxes the employee may incur. In circumstances not involving a change in control of MGE, Messrs. Mebane, Wolter, Williamson, Krull, and Hanson, like other salaried employees, are entitled under MGE's general severance plan to a payment equal to two weeks of compensation plus the employee's weekly compensation multiplied by the number of years of employment, not exceeding 24.

                               OTHER INFORMATION

EXPENSES OF SOLICITATION

     MGE will bear the cost of soliciting proxies for the annual meeting. Proxies will be solicited by mail and may be solicited personally by directors, officers, or employees of MGE who will not receive special compensation for such services. MGE has retained Morrow & Co., Inc., to solicit proxies at a fee of $6,000 plus expenses.

SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     In order to be considered for inclusion in MGE's proxy materials for the 2001 annual meeting, a shareholder proposal must be received by MGE no later than December 1, 2000. In addition, even if a shareholder proposal is set forth in MGE's 2000 proxy statement as a matter to be considered by shareholders, MGE's Bylaws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2000 annual meeting may consider a proposal or nomination brought by a shareholder of record on March 1, 2000, who is entitled to vote at the 2000 annual meeting and who has given MGE timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2000 annual meeting must have been received by MGE after the close of business on January 24, 2000, and prior to the close of business on February 18, 2000. MGE did not receive notice of any shareholder proposal or nomination relating to the 2000 annual meeting. The 2001 annual meeting is expected to be held on May 15, 2001. A shareholder proposal or nomination intended to be brought before the 2001 annual meeting must be received by MGE after the close of business on January 29, 2001, and prior to the close of business on February 22, 2001. All proposals and nominations should be directed to MGE's principal executive offices at 133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Corporate Secretary.

OTHER MATTERS

     Our Annual Report for the year 1999 has been mailed to shareholders.

     The Board does not know of any other matters that will be presented at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on such matters.

     The Board has selected PricewaterhouseCoopers LLP to audit the consolidated financial statements of MGE and its subsidiaries for 2000. PricewaterhouseCoopers LLP, MGE's independent public accountant in 1999, is expected to have a representative present at the 2000 annual meeting who may make a statement and will be available to respond to appropriate questions.

                        MADISON GAS AND ELECTRIC COMPANY

                                         [DAVID C. MEBANE]
                                         DAVID C. MEBANE
                                         Chairman of the Board

                                         [GARY J. WOLTER]
                                         GARY J. WOLTER
                                         President and
                                         Chief Executive Officer

Dated March 31, 2000

     If you plan to attend the meeting in person, please fill out the reservation form and return it with your proxy card so that we may have an indication of the number of shareholders planning to attend the meeting.

     If you have any questions, please feel free to call our Shareholder Services toll-free number. Call 1-800-356-6423 if you are calling from within the Continental United States and 252-4744 if calling from the Madison area.

                                      Map

Note: Enter the Dane County Expo Center grounds through the Main Gate off of Rimrock Road (see inset map).

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231
[MG&E LOGO]

This proxy is solicited on behalf of the Board of Directors of Madison Gas and Electric Company. MGE's Annual Meeting will be held at 11:00 a.m., local time, on Tuesday, May 9, 2000, in the Exhibition Hall at the Dane County Exposition Center, 1919 Expo Way, Madison, Wisconsin (see map on back).

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ATTACHED PROXY PROMPTLY AND MAIL IT BACK TO US EVEN IF YOU PLAN TO ATTEND THE MEETING. If you do plan on attending the meeting, be sure to complete and return the bottom two-thirds of this form in the enclosed envelope.

    Fold and Detach Here                                Fold and Detach Here
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                                   PLEASE
                                                                    SIGN
                                                                     AND
                                                                   RETURN
                  MADISON GAS AND ELECTRIC COMPANY PROXY
     ITEM 1: Election of Directors: Class II Nominees: John R. Nevin,
     H. Lee Swanson, and Gary J. Wolter


                                                                      [ ] FOR                      [ ] WITHHOLD
                                                                      all nominees listed above      authority to vote for all
                                                                      (except as marked to the       nominees listed
                                                                      contrary below)

                                       To withhold authority to vote
                                       for any individual nominee,
                                       write that nominee's name here:

                                       --------------------------------
     ITEM 2: In their discretion upon such other business as may properly come before the meeting
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED WITH RESPECT TO PROPOSAL NUMBER (1). IF NO SPECIFICATION IS
     MADE, THE SHARES WILL BE VOTED "FOR ALL NOMINEES."

         This proxy revokes any proxy heretofore given.                    ----------------------------------------------------
         --------------------------------------------------- ,             ----------------------------------------------------
         2000
         MONTH             DAY                                             Please sign exactly as name appears hereon. For
                                                                           joint accounts, all tenants should sign. Executors,
                                                                           Administrators, Trustees, etc., should so indicate
                                                                           when signing.

                          (continued on reverse side)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                  2000 ANNUAL SHAREHOLDER MEETING RESERVATION


PLEASE SIGN AND RETURN IF YOU PLAN TO ATTEND THE ANNUAL
MEETING.                                                     ------------------------------------------------------------
(IF YOU DO NOT PLAN TO ATTEND, DO NOT RETURN THIS PORTION OF                        Shareholder(s)
THE FORM.)                                                   ------------------------------------------------------------
                                                                                    Shareholder(s)
                                                             ------------------------------------------------------------
                                                                                        Guest

                                     [MAP]

                                     PROXY
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 9, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   [MG&E LOGO]

   I (we) appoint(s) RICHARD E. BLANEY, DAVID C. MEBANE, and FREDERIC E. MOHS, as proxies with power of substitution, to represent and to vote all shares of stock I (we) would be entitled to vote at the Annual Meeting to be held in the Exhibition Hall of the Dane County Exposition Center, 1919 Expo Way, Madison, Wisconsin, on Tuesday, May 9, 2000, at 11:00 a.m., local time, and at all adjournments thereof.
   Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
   PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THIS PROXY CARD AND DATE THIS PROXY. IF JOINT ACCOUNT, EACH JOINT OWNER SHOULD SIGN. IF SIGNING FOR A CORPORATION OR PARTNERSHIP OR AS AGENT, ATTORNEY, OR FIDUCIARY, INDICATE THE CAPACITY IN WHICH YOU ARE SIGNING.